Exhibit 99.1

                              PATHMARK STORES, INC.
                                200 MILIK STREET
                           CARTERET, NEW JERSEY 07008



FOR IMMEDIATE RELEASE                                 CONTACT:  HARVEY M. GUTMAN
                                                                  (732) 499-4327

                    PATHMARK ANNOUNCES THIRD QUARTER RESULTS

--------------------------------------------------------------------------------

Carteret, New Jersey, December 2, 2004 - Pathmark Stores, Inc. (Nasdaq: PTMK) today reported results for its third quarter and nine-month period ended October 30, 2004.

Sales for the third quarter of fiscal 2004 were $979.9 million, an increase of 0.1% from $978.5 million in the prior year's third quarter. Same-store sales decreased 0.5% in the third quarter. The Company reported a net loss of $3.6 million, or $0.12 per diluted share, in the third quarter of fiscal 2004 compared to a net loss of $0.2 million, or $0.01 per diluted share, in the prior year's third quarter. The results for the third quarter of fiscal 2004 included a $1.5 million pre-tax interest charge, or $0.02 per diluted share, related to the early extinguishment of the Company's bank credit agreement dated September 19, 2000 (the "Credit Agreement") in connection with the previously disclosed refinancing of the Credit Agreement on October 1, 2004. Excluding this item, the net loss in the third quarter of fiscal 2004 would have been $2.8 million, or $0.10 per diluted share. The results for the third quarter of fiscal 2003 included a $4.2 million pre-tax interest charge, or $0.08 per diluted share, related to the early extinguishment of $102 million of the Company's term loan under the Credit Agreement. Excluding this item, net earnings in the third quarter of fiscal 2003 would have been $2.3 million, or $0.07 per diluted share.

Eileen Scott, Chief Executive Officer said, "While we are clearly disappointed with our third quarter results, we have taken steps to improve our business trend. We have adjusted our sales and advertising programs to be better aligned with our current sales expectations and have implemented expense control initiatives. We are on target to achieve the fiscal 2004 guidance we provided in late October."

The Company noted that its Board of Directors has retained Dresdner Kleinwort Wasserstein to assist the Board in evaluating strategic alternatives for the Company. This process could result in a decision to sell the Company, although no such decision has been made at this point in time. Furthermore, there can be no assurance, if the Board does decide to sell the Company, that it will be able to reach a definitive agreement with a buyer or that such a transaction, if agreed, could be consummated or on what terms.

Ms. Scott continued, "Our commitment to enhance shareholder value is our number one priority and, while we are working hard to improve our performance, we are looking at a number of alternatives in our efforts to build value for our shareholders."

Sales for the first nine months of fiscal 2004 were $2,981.7 million, an increase of 0.1% from $2,978.8 million in the prior year's nine-month period. Same-store sales decreased 0.2% in the first nine months of fiscal 2004. The net loss was $7.0 million, or $0.23 per diluted share, in the first nine months of fiscal 2004 compared to net earnings of $6.9 million, or $0.23 per diluted share, in the prior year's nine-month period. The results for the first nine months of fiscal 2004 included a $1.5 million pre-tax interest charge, or $0.02 per diluted share, related to the early extinguishment of the Credit Agreement and an offsetting $1.5 million pre-tax gain, or $0.02 per diluted share, from the disposition of real estate. The results for the first nine months of fiscal 2003 included a $13.7 million pre-tax gain, or $0.27 per diluted share, from the disposition of real estate, an $8.1 million pre-tax charge, or $0.16 per diluted share, related to labor buyout and headcount reduction programs and a $4.7 million pre-tax interest charge, or $0.09 per diluted share, related to both the aforementioned refinancing in the third quarter and the repayment of $18 million of our term loan. Excluding these items, net earnings in the first nine months of fiscal 2003 would have been $6.4 million, or $0.21 per diluted share.

FIFO EBITDA, which the Company defines as earnings before interest, taxes, depreciation and amortization and the LIFO charge was $31.7 million and $102.5 million, respectively, in the third quarter and the first nine months of fiscal 2004 compared to $41.2 million and $131.0 million, respectively, in the prior year's third quarter and nine-month period. Excluding the $1.5 million real estate gain in the first nine months of fiscal 2004, FIFO EBITDA would have been $101.0 million. Excluding the above-referenced $13.7 million real estate gain and the $8.1 million charge in the first nine months of fiscal 2003, FIFO EBITDA would have been $125.4 million.

The Company is presenting FIFO EBITDA and each of FIFO EBITDA and net earnings
(loss) excluding the identified items above in order to allow investors to compare more fully Pathmark's performance in the third quarter and the first nine months of fiscal 2004 with its performance in the third quarter and the first nine months of fiscal 2003. None of these measures is calculated in accordance with generally accepted accounting principles. See the notes to the tables attached to this release for more information regarding FIFO EBITDA.

Total capital investments in the first nine months of fiscal 2004 were $101.3 million, including cash capital expenditures of $81.5 million, $4.5 million for the acquisition of the remaining 67% of a supermarket joint venture in Newark, New Jersey ("Newark Store") and capital leases of $15.3 million. During the first nine months of fiscal 2004, the Company opened two stores (including the Newark Store), renovated 17 stores, and closed two stores, one of which was operated by a joint venture in Brooklyn, New York. During the remainder of fiscal 2004, the Company expects to complete three store renovations. Capital expenditures for fiscal 2004, including property acquired under capital leases, the acquisition of the Newark Store and technology investments, are expected to be approximately $114 million.

The Company reaffirmed its guidance for fiscal 2004 that same-store sales will be down 1% to flat compared to fiscal 2003, net loss per diluted share will be between $0.13 and $0.25 and FIFO EBITDA will be between $140 million and $146 million. The Company will not be providing guidance for fiscal 2005 at the current time due to uncertainty in the market outlook and a lack of visibility on the long-term impact of its initiatives.

Pathmark will conduct a conference call at 2:00 p.m. Eastern Standard Time (EST) today. The call may be accessed via a simultaneous webcast by visiting www.calleci.com. A replay of the call will be available for 14 days after the completion of the call at 1-877-519-4471, Pass Code 5405479. This press release and other financial and statistical information to be presented on the conference call, will be accessible on the web by going to www.pathmark.com, 'Investor Relations', then clicking on 'Press Releases'. The reconciliation of annual FIFO EBITDA guidance is available in our October 25, 2004 press release at the aforementioned web address.

Pathmark Stores, Inc. is a regional supermarket currently operating 142 supermarkets primarily in the New York - New Jersey and Philadelphia metropolitan areas.

Except for historical information contained herein, the matters discussed in this release and the accompanying discussions on the earnings conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, earnings estimates, FIFO EBITDA, sales and capital expenditures and are indicated by words or phrases such as "anticipates", "believes", "expects", "forecasts", "guidance", "intends", "may", "plans", "projects", "will" and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management's assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company's operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company's reports and filings available from the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.



                                (Tables Attached)

                                     Table A
                              Pathmark Stores, Inc.
                          Operating Results (Unaudited)
                      (in millions, except per share data)




                      Consolidated Statements of Operations


                                                                         13 Weeks Ended                39 Weeks Ended
                                                                   ----------------------------  ----------------------------
                                                                     October 30,   November 1,     October 30,   November 1,
                                                                        2004          2003            2004          2003
                                                                   ------------- --------------  ------------- --------------
Sales............................................................  $      979.9  $     978.5     $    2,981.7  $   2,978.8

Cost of goods sold...............................................        (702.7)      (700.6)        (2,141.4)    (2,133.4)
                                                                   ------------- --------------  ------------- --------------
Gross profit.....................................................         277.2        277.9            840.3        845.4

Selling, general and administrative expenses.....................        (245.8)      (236.7)          (738.6)      (715.4)

Depreciation and amortization....................................         (21.6)       (20.7)           (64.6)       (63.2)
                                                                   ------------- --------------  ------------- --------------
Operating earnings...............................................           9.8         20.5             37.1         66.8

Interest expense (a).............................................         (18.0)       (20.8)           (50.8)       (55.2)
                                                                   ------------- --------------  ------------- --------------
Earnings (loss) before income taxes..............................          (8.2)        (0.3)           (13.7)        11.6

Income tax benefit (provision) (b)...............................           4.6          0.1              6.7         (4.7)
                                                                   ------------- --------------  ------------- --------------
Net earnings (loss)..............................................  $       (3.6) $      (0.2)    $       (7.0) $       6.9
                                                                   ============= ==============  ============= ==============
Weighted average number of shares outstanding - basic............          30.1         30.1             30.1         30.1
                                                                   ============= ==============  ============= ==============
Weighted average number of shares outstanding - diluted..........          30.1         30.1             30.1         30.4
                                                                   ============= ==============  ============= ==============
Net earnings (loss) per share - basic and diluted................  $     (0.12)  $     (0.01)    $     (0.23)  $      0.23
                                                                   ============= ==============  ============= ==============





                       Supplemental Operating Results Data


                                                                         13 Weeks Ended                 39 Weeks Ended
                                                                   ----------------------------   ---------------------------
                                                                     October 30,   November 1,     October 30,   November 1,
                                                                        2004          2003            2004          2003
                                                                   ------------- --------------  ------------- --------------
FIFO EBITDA (c)..................................................  $    31.7     $      41.2     $   102.5     $     131.0
                                                                   ============= ==============  ============= ==============
Cash capital expenditures, including technology..................  $    36.6     $      17.6     $    81.5     $      43.1

Capital lease expenditures, including technology.................        0.2              --          15.3             5.3

Acquisition of Community Supermarket Corporation.................         --              --           4.5              --
                                                                   ------------- --------------  ------------- --------------
Total capital investment, including technology...................  $    36.8     $      17.6     $   101.3     $      48.4
                                                                   ============= ==============  ============= ==============
Gross profit (% of sales)........................................       28.3%           28.4%         28.2%           28.4%
                                                                   ============= ==============  ============= ==============
Selling, general and administrative expenses (% of sales)........       25.1%           24.2%         24.8%           24.0%
                                                                   ============= ==============  ============= ==============
FIFO EBITDA (% of sales).........................................        3.2%            4.2%          3.4%            4.4%
                                                                   ============= ==============  ============= ==============
Net earnings (loss) (% of sales).................................       (0.3%)            --%         (0.2%)           0.2%
                                                                   ============= ==============  ============= ==============


                       See notes to financial information

                                     Table B
                              Pathmark Stores, Inc.
                               Financial Position
                                  (in millions)


                           Consolidated Balance Sheets


                                                                                     (Unaudited)
                                                                                      October 30,         January 31,
                                                                                         2004                2004
                                                                                     ------------        -------------
ASSETS

Current assets

   Cash..........................................................................    $      11.2         $        8.9

   Accounts receivable, net......................................................           20.1                 21.2

   Merchandise inventories.......................................................          202.7                185.8

   Due from suppliers............................................................           65.6                 81.3

   Other current assets..........................................................           33.3                 33.4
                                                                                     ------------        -------------
      Total current assets.......................................................          332.9                330.6

Property and equipment, net......................................................          598.1                584.5

Goodwill.........................................................................          438.5                434.0

Other noncurrent assets..........................................................          191.3                171.8
                                                                                     ------------        -------------
Total assets.....................................................................    $   1,560.8         $    1,520.9
                                                                                     ============        =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

   Accounts payable..............................................................    $      96.9         $       87.2

   Current maturities of debt....................................................           53.4                  7.1

   Current portion of lease obligations..........................................           15.4                 17.6

   Accrued expenses and other current liabilities................................          135.3                148.2
                                                                                     ------------        -------------
      Total current liabilities..................................................          301.0                260.1

Long-term debt...................................................................          444.8                421.3

Long-term lease obligations......................................................          181.8                178.9

Deferred income taxes............................................................           84.0                 93.6

Other noncurrent liabilities.....................................................          181.2                192.0
                                                                                     ------------        -------------
Total liabilities................................................................        1,192.8              1,145.9

Stockholders' equity...............................................................        368.0                375.0
                                                                                     ------------        -------------
Total liabilities and stockholders' equity.......................................    $   1,560.8         $    1,520.9
                                                                                     ============        =============



                                 Capitalization


                                                                                     (Unaudited)
                                                                                      October 30,         January 31,
                                                                                         2004                2004
                                                                                     ------------        -------------
Debt.............................................................................    $     498.2         $      428.4

Capital lease obligations........................................................          197.2                196.5
                                                                                     ------------        -------------
Total debt and capital lease obligations.........................................          695.4                624.9

Stockholders' equity.............................................................          368.0                375.0
                                                                                     ------------        -------------
Total capitalization.............................................................    $   1,063.4         $      999.9
                                                                                     ============        =============

                              Pathmark Stores, Inc.
                         Notes to Financial Information


a) Interest expense in the third quarter and the first nine months of fiscal 2004 includes the write off of deferred financing costs of $1.5 million related to the early extinguishment of the Credit Agreement. Interest expense in the third quarter and the first nine months of fiscal 2003 included a derivative settlement charge of $2.8 million related to the termination and settlement of $100 million of the Company's interest rate zero-cost collar and the write off of deferred financing costs of $1.4 million related to the repayment of $102 million of the term loan from the proceeds of additional borrowings under the Senior Subordinated Notes. Interest expense in the first nine months of fiscal 2003 also included the write off of deferred financing costs of $0.5 million related to the repayment of $18 million of the term loan in the second quarter of fiscal 2003.

b) The income tax benefits of $4.6 million in the third quarter of fiscal 2004 and $6.7 million in the first nine months of fiscal 2004 reflect a provision for certain state taxes and a change in the effective annual income tax rate recorded in the third quarter of fiscal 2004, which includes the legislative reinstatement of the Work Opportunity Tax Credit, retroactive to the beginning of 2004. As a result, the effective tax rates for the third quarter and the first nine months of fiscal 2004 were approximately 57.1% and 49.2%, respectively. The income tax benefit of $0.1 million in the third quarter and the income tax provision of $4.7 million in the first nine months of fiscal 2003 were based on an effective income tax rate of 40.3% for fiscal 2003.

c) FIFO EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization and the LIFO charge. We believe that our investors find FIFO EBITDA to be a useful analytical tool for measuring our performance and for comparing our performance with the performance of other companies having different capital structures. In addition, FIFO EBITDA is consistent with the targets utilized in our incentive compensation program. FIFO EBITDA is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating earnings or of cash flows from operating activities, as determined in accordance with GAAP. Our measurement of FIFO EBITDA, as presented below (in millions), may not be comparable to similarly titled measures reported by other companies:



                                                                   13 Weeks Ended                 39 Weeks Ended
                                                             ----------------------------   ----------------------------
                                                               October 30,     November 1,    October 30,     November 1,
                                                                  2004            2003           2004            2003
                                                             ------------   -------------   ------------   -------------

      Net earnings (loss)..................................  $      (3.6)   $      (0.2)    $      (7.0)   $      6.9

      Adjustments to calculate FIFO EBITDA:

         Interest expense..................................         18.0           20.8            50.8          55.2

         Income tax provision (benefit)....................         (4.6)          (0.1)           (6.7)          4.7

         Depreciation and amortization.....................         21.6           20.7            64.6          63.2

         LIFO charge.......................................          0.3            --              0.8           1.0
                                                             ------------   -------------   ------------   -------------
      FIFO EBITDA..........................................  $      31.7    $      41.2     $     102.5    $    131.0
                                                             ============   =============   ============   =============